Exhibit 99.1

BGC Announces Sale of its Platform for the Fully Electronic Trading of Benchmark,

on-the-Run U.S. Treasuries to NASDAQ OMX

BGC Conference Call to Discuss Transaction Scheduled for Today at 6 PM ET

NEW YORK, NY – April 1, 2013 - BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “Company”), today announced that it has entered into an agreement pursuant to which it will sell its benchmark, on-the-run, U.S. Treasury fully electronic trading platform to NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) (“NASDAQ OMX”). Total consideration for this transaction is up to $1.234 billion, consisting of $750 million in cash plus an earn-out of up to $484 million of NASDAQ OMX common stock1 to be paid ratably over 15 years.

BGC is selling only its on-the-run, benchmark 2-, 3-, 5-, 7-, 10-, and 30-year fully electronic trading platform for U.S. Treasury Notes and Bonds. Over time, BGC has built these six instruments into some of the deepest and most liquid markets in the world. This platform, together with the directly related market data and co-location businesses, generated just under $100 million in revenues in 2012. BGC will retain all of its other voice, hybrid, and fully electronic trading, market data, and software businesses, including voice, hybrid and electronic brokerage of off-the-run U.S. Treasuries, as well as Treasury Bills, Treasury Swaps, Treasury Repos, Treasury Spreads, and Treasury Rolls. BGC will also continue to offer voice brokerage for on-the run U.S. Treasuries.

Howard W. Lutnick, Chairman and Chief Executive Officer of BGC Partners, said “Since the formation of BGC in 2004, our business model has consisted of investing in voice-only markets; introducing the technology that, along with our brokers, creates voice, hybrid, and electronic marketplaces; and converting our hybrid markets to fully electronic trading platforms. Today’s announcement clearly demonstrates that this process ultimately leads to enormous value for our stockholders. The total consideration for this transaction - up to $1.234 billion - is approximately equal to BGC’s current fully diluted market capitalization.2 This transaction demonstrates our commitment to maximizing value for our stockholders, and we expect to consider additional ways to further unlock value.

“The assets we are selling generated just under $100 million in revenues in 2012, and constituted less than 6 percent of our overall revenues for last year - while analysts following us currently expect BGC to generate around $1.85 billion in revenues3 for 2013. Consequently, we think that the market was clearly under-valuing the assets of the Company. This transaction should better enable investors and analysts to place an accurate valuation on BGC’s assets post-closing: our remaining voice, hybrid, and fully electronic brokerage businesses and our market data and software products across our Financial Services segment; our significant and growing Real Estate Services segment; and the scale of our strengthened balance sheet. We will also have the financial wherewithal to maintain our dividend for the foreseeable future and to repurchase common shares or units.”

“Despite the events of September 11, 2001, the global financial crises of 2008, and other challenges we have faced in the 15 years since we launched our fully electronic platform for trading on-the-run, benchmark U.S. Treasuries, BGC has succeeded in creating and growing this platform into a world-class

[1]	The specific number of shares associated with this amount is expected to be calculated upon the close of this transaction.
[2]

As of December 31, 2012, BGC’s fully diluted share count for both U.S. Generally Accepted Accounting Principles (“GAAP”) and distributable earnings was 302.0 million, excluding the share equivalents associated with the Company’s Convertible Senior Notes.

[3]	Based on Thomson-Reuters consensus data as March 29, 2013.

and leading brand in the financial markets. We are extremely proud of all that we have accomplished, and can think of no better place for this platform to further grow and flourish than NASDAQ OMX,” Mr. Lutnick added.

Proposed Transaction Details

Under the terms of the purchase agreement, BGC will sell to NASDAQ OMX certain assets, including the eSpeed brand name and various contracts comprising the fully electronic portion of BGC’s benchmark, on-the-run, U.S. Treasury brokerage, market data and co-location service businesses. The agreement also includes the employment by NASDAQ OMX of certain members of BGC staff and BGC’s Rochelle Park data center. These assets will be sold to NASDAQ OMX for a purchase price of $750 million in cash, plus an earn-out of up to $484 million in NASDAQ OMX common stock to be paid ratably over 15 years following the closing. Should certain acceleration events occur, including NASDAQ OMX undergoing a change of control, whatever remains of the earn-out will be paid immediately at that time.

BGC has agreed not to compete with NASDAQ OMX in fully electronic, on-the-run, benchmark U.S. Treasury Notes and Bonds for 3 years following the close of this transaction. BGC retains the right to use the trading technology it has developed for this trading platform. BGC will continue to offer voice, hybrid and fully electronic trading, market data, and software solutions across the rest of its suite of financial products in Rates, Credit, Foreign Exchange, and Equities and Other Asset Classes. After the close of the transaction, the Company will also retain access to the trading, market data, and co-location products related to the assets BGC is selling. The Company will also retain its ownership stakes in ELX Futures and Epsilon Networks.4

The one-time gain related to the $750 million payment is expected to be accretive to BGC’s GAAP earnings per share upon closing, but will not be included in the Company’s results for distributable earnings.

The transaction is subject to certain closing conditions, including receipt of required regulatory approvals. The parties currently expect the deal to close sometime in mid-2013, subject to receipt of such approvals.

BGC Partners’ legal advisor in connection with the transaction was Wachtell, Lipton, Rosen & Katz. Cantor Fitzgerald & Co. served as the Company’s financial advisor.

Conference Calls to Discuss Transaction

BGC will hold an investor conference call today, April 1, at 6:00 P.M. Eastern Time. A webcast of the call will be accessible at the “Investor Relations” section of http://www.bgcpartners.com or directly at http://www.bgcpartners.com/ir. Additionally, call participants may dial in with the following information:

LIVE CALL:
Date - Start Time:	4/1/2013 6:00 PM ET
U.S. Dial In:	866-202-0886
International Dial In:	+1 617-213-8841
Participant Passcode:	1997-6698

[4]	A joint venture with Thesys Technologies to invest in the creation of high-speed microwave data networks for the financial community. See BGC’s press release dated July 31, 2012, for more details.

REPLAY:

Available From – To:	04/01/2013 08:00 PM ET - 04/08/2013 11:59 PM ET
U.S. Dial In:	888-286-8010
International Dial In:	+1 617-801-6888
Passcode:	9295-3219

(Note: If clicking on the above links does not open up a new web page, you may need to cut and paste the above urls into your browser’s address bar.)

NASDAQ OMX also plans to hold an investor conference call regarding this transaction, the details of which can be found in NASDAQ OMX’s separate press release discussing this transaction. Their press release was issued simultaneously with this document, and can be found at http://ir.nasdaqomx.com.

BGC Updates First Quarter 2013 Guidance

In addition, BGC today also updated its financial outlook for the quarter ending March 31, 2013.

The Company expects that its financial results will be around the low end of the range of its previously stated guidance for both revenues and earnings when it announces its financial results for the first quarter on May 2, 2013. The Company’s first quarter outlook was first published in its financial results press release dated February 14, 2013, and was as follows:

First Quarter 2013 Outlook Compared with First Quarter 2012 Results

•	The Company expected to generate distributable earnings revenues of between $440 million and $470 million, an increase of approximately 9 percent to 16 percent compared with $403.9 million.

•	BGC Partners expected pre-tax distributable earnings to be between approximately $45 million and $55 million versus $58.2 million.

•	BGC Partners anticipated its effective tax rate for distributable earnings to be approximately 14.5 percent compared with 14.2 percent.

Commercial real estate services revenues and profitability tend to be lowest industry-wide in the first quarter of a typical year and highest in the fourth quarter.

BGC Partners’ first quarter 2013 financial results announcement is scheduled to be issued prior to the market open on Thursday, May 2, 2013. Details for how to access the call can be found at http://www.bgcpartners.com/ir.

Distributable Earnings Defined

BGC Partners uses non-GAAP financial measures including “Revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings,” which are supplemental measures of operating performance that are used by management to evaluate the financial performance of the Company and its subsidiaries. BGC Partners believes that distributable earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by the Company, which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of BGC.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of BGC Partners, Inc.‘s non-cash earnings or losses related to its equity investments, such as in Aqua Securities, L.P. and ELX Futures, L.P., and its holding company general partner, ELX Futures Holdings LLC. Revenues for distributable earnings include the collection of receivables which would have been recognized for GAAP other than for the effect of acquisition accounting. Revenues for distributable earnings also exclude certain one-time or unusual gains that are recognized under GAAP, because the Company does not believe such gains are reflective of its ongoing, ordinary operations.

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic, such as:

•

Non-cash stock-based equity compensation charges for REUs granted or issued prior to the merger of BGC Partners, Inc. with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to partnership unit exchange or conversion.

•	Allocations of net income to founding/working partner and other limited partnership units, including REUs, RPUs, PSUs, LPUs, and PSIs.

•	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of partnership interests and certain unusual, one-time or non-recurring items, if any.

“Compensation and employee benefits” expense for distributable earnings will also include broker commission payouts relating to the aforementioned collection of receivables.

Beginning with the first quarter of 2011, BGC’s definition of distributable earnings was revised to exclude certain gains and charges with respect to acquisitions, dispositions, and resolutions of litigation. This change in the definition of distributable earnings is not reflected in, nor does it affect the Company’s presentation of prior periods. Management believes that excluding these gains and charges best reflects the operating performance of BGC.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

BGC’s distributable earnings per share calculations assume either that:

•

The fully diluted share count includes the shares related to the dilutive instruments, such as the Convertible Senior Notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

Each quarter, the dividend to common stockholders is expected to be determined by the Company’s Board of Directors with reference to post-tax distributable earnings per fully diluted share. In addition to the Company’s quarterly dividend to common stockholders, BGC Partners expects to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, including REUs, RPUs, PSUs and PSIs, and to Cantor for its noncontrolling interest. The amount of all of these payments is expected to be determined using the above definition of pre-tax distributable earnings per share.

Certain employees who are holders of RSUs are granted pro-rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or GAAP net income (loss). The Company views distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund its operations.

Pre- and post-tax distributable earnings are not intended to replace the Company’s presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

Management does not anticipate providing an outlook for GAAP “revenues,” “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” because the items previously identified as excluded from pre-tax distributable earnings and post-tax distributable earnings are difficult to forecast. Management will instead provide its outlook only as it relates to revenues for distributable earnings, pre-tax distributable earnings and post-tax distributable earnings.

For more information on this topic, please see the table in BGC’s most recent financial results press release entitled “Reconciliation of GAAP Income to Distributable Earnings” which provides a summary reconciliation between pre- and post-tax distributable earnings and the corresponding GAAP measures for the Company in the periods discussed in BGC’s most recent financial results press release.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company primarily servicing the wholesale financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its eSpeed, BGC Trader, and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to select financial instruments and markets. Through the NGKF brand, the Company offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. For more information, please visit www.bgcpartners.com.

eSpeed, BGC, BGC Trader, Grubb & Ellis, Grubb and Newmark are trademarks and service marks of BGC Partners, Inc. and its affiliates. Knight Frank is a service mark of Knight Frank Limited Corp., used with permission.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this press release regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings. These risks include those related to the possibility that the transaction does not close in a timely manner or at all; the possibility that the conditions to completion of the transaction, including receipt of required regulatory approvals, are not satisfied; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the effect of the announcement of the transaction on BGC’s business relationships, operating results and business generally; general competitive, economic, political and market conditions and fluctuations; and actions taken or conditions imposed by regulatory authorities.

BGC Media Contacts:

Hannah Sloane

+1 212-294-7938

Sarah Laufer

+1 212-915-1008

BGC Investor Contacts:

Jason McGruder

+1 212-829-4988

Ben Goldman

+1 212-610-3680